Exhibit 10.44

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is executed to be effective as of August 26, 2016, between CRYO-CELL INTERNATIONAL, INC., a Delaware corporation (“Borrower”) and TEXAS CAPITAL BANK, NATIONAL ASSOCIATION, a national banking association (“Lender”).

A. Borrower and Lender are party to that certain Credit Agreement dated as of May 20, 2016 (as modified, amended, renewed, extended, and restated, the “Credit Agreement”).

B. To evidence the Loan under the Credit Agreement, Borrower executed that certain Promissory Note dated May 20, 2016, payable to the order of Lender in the original principal amount of $8,000,000.00 (the “Existing Note”).

C. Borrower and Lender have agreed, upon the following terms and conditions, to amend the Credit Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Terms and References. Unless otherwise stated in this Amendment (a) terms defined in the Credit Agreement have the same meanings when used in this Amendment, and (b) references to “Sections” are to the Credit Agreement’s sections.

2. Amendment to Credit Agreement.

(a) Section 1.1 of the Credit Agreement is hereby amended to delete the definitions of “Adjusted EBITDA,” “EBITDA,” and “Term Note” in their entirety and replace such definitions with the following:

“Adjusted EBITDA” means, for any Person and for any applicable period of determination thereof, an amount equal to (a) EBITDA, minus (d) amounts paid with respect to any royalty sharing agreements (to the extent not already deducted in the calculation of EBITDA), plus (or minus) (e) change in deferred revenue.

“EBITDA” means, for any Person for any period, an amount equal to (a) net income determined in accordance with GAAP, plus (b) the sum of the following to the extent deducted in the calculation of net income: (i) interest expense; (ii) income taxes; (iii) depreciation; (iv) amortization; (v) extraordinary losses determined in accordance with GAAP, as approved by Lender in Lender’s discretion; (vi) actual out-of-pocket fees and expenses of such Person incurred in connection with the consummation of this Agreement, the First Amendment, and the negotiation and documentation relating to the Subordinated Debt being incurred simultaneous herewith, not to exceed $300,000 in the aggregate, (vii) actual out-of-pocket costs, fees and expenses in connection with the implementation of the “Destination Maternity” campaign, not to exceed $250,000 in the aggregate, so long as such costs, fees and expenses are added back to EBITDA during the fiscal year ending November 30, 2016, (viii) an amount related to payments made during the fiscal year ending November 30, 2016 with respect to certain royalty sharing agreements in an amount equal to $357,838, in each case for the quarter in which such payments were made, and (ix) other non-recurring expenses of such Person reducing such net income which do not represent a cash item in such period or any future period including, but not limited to, non-cash compensation expense, minus (c) the sum of the following to the extent included in the calculation of net income: (i) income tax credits of such Person; (ii) extraordinary gains determined in accordance with GAAP; and (iii) all non-recurring, non-cash items increasing net income.

“Term Note” means that certain Amended and Restated Term Promissory Note dated August 26, 2016, executed by Borrower, and payable to the order of Lender in the original principal amount of $10,000,000.

(b) Section 1.1 of the Credit Agreement is hereby amended to add the following new definition in the correct alphabetical order:

“Additional Term Loan Advance” has the meaning assigned to it in Section 2.1(a) of this Agreement.

“Cash Available for Debt Service” means, for any Person and for any applicable period of determination thereof, an amount equal to (a) EBITDA, minus (b) cash income taxes, minus (c) the sum of distributions, dividends and non-financed Capital Expenditures (to the extent not already deducted in the calculation of EBITDA), minus (d) amounts paid with respect to any royalty sharing agreements (to the extent included in the calculation of EBITDA), plus (or minus) (e) change in deferred revenue.

“First Amendment” means that certain First Amendment to Credit Agreement dated as of August 26, 2016, by and between Borrower and Lender.

“Initial Term Loan Advance” has the meaning assigned to it in Section 2.1(a) of this Agreement.

(c) Section 2.1(a) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

(a) Term Loan. Subject to the terms and conditions of this Agreement, on or about the date of this Agreement, Lender made a single Advance to Borrower in the original principal amount of $8,000,000 (the “Initial Term Loan Advance”), and on or about August 26, 2016, Lender shall make a single Advance to Borrower in the original principal amount of $2,133,433 (the “Additional Term Loan Advance”); so long as (A) no Default exists both before and after giving effect to such Advance and (B) each other condition precedent to advances as set forth in Section 5.2 shall be satisfied. As of the date of the Additional Term Loan Advance, and after giving effect thereto, the outstanding principal balance of the Loan is $10,000,000.

(i) The Term Note. The obligation of Borrower to repay the Term Loan and interest thereon shall be evidenced by the Term Note.

(ii) Repayment of Principal and Interest. Subject to prior acceleration or any prepayment obligation as provided in this Agreement, the unpaid principal balance of the Term Note shall be repaid as provided therein.

(iii) Interest. The unpaid principal amount of the Term Loan shall, subject to the following sentence, bear interest as provided in the Term Note. If at any time the rate of interest specified in the Term Note shall exceed the Maximum Rate but for the provisions thereof limiting interest to the Maximum Rate, then any subsequent reduction shall not reduce the rate of interest on the Advances below the Maximum Rate until the aggregate amount of interest accrued on the Advances equals the aggregate amount of interest which would have accrued on the Advances if the interest rate had not been limited by the Maximum Rate. Accrued and unpaid interest on the Advances shall be payable as provided in the Term Note and on the Termination Date.

(d) Article 5 of the Credit Agreement is hereby amended to add the following new Section 5.2:

5.2 Additional Term Loan Advance. The obligation of Lender to make the Additional Term Loan Advance is subject to the satisfaction of each of the following conditions precedent on or before the day of such Advance, with each document dated (unless otherwise indicated) the date of such Advance, in form and substance satisfactory to Lender:

(a) Resolutions. Resolutions of the Board of Directors (or other governing body) of Borrower certified by the Secretary or an Assistant Secretary (or other custodian of records) of Borrower which authorize the execution, delivery, and performance by such Borrower of the First Amendment and the other Loan Documents executed in connection therewith;

(b) Incumbency Certificate. A certificate of incumbency certified by a Responsible Officer certifying the names of the individuals or other Persons authorized to sign the First Amendment and the other Loan Documents executed in connection therewith, together with specimen signatures of such individual Persons;

(c) Governmental Certificates. Certificates of the appropriate government officials of the state of incorporation or organization of Borrower as to the existence and good standing of Borrower, each dated within ten (10) days prior to the date of the Advance;

(d) Term Note. The Term Note executed by Borrower;

(e) Lien Searches. The results of UCC, tax lien and judgment lien searches showing all financing statements and other documents or instruments on file against Borrower in the appropriate filing offices, such search to be as of a date no more than ten (10) days prior to the date of the Advance;

(f) Attorneys’ Fees and Expenses. Evidence that the costs and expenses (including reasonable attorneys’ fees) referred to in Section 11.1, to the extent incurred, shall have been paid in full by Borrower;

(g) Closing Fees. Evidence that the Additional Commitment Fee (as defined in the First Amendment) and any other fees due at closing have been paid;

(h) Request for Advance. Lender shall have received in accordance with this Agreement an Advance Request Form pursuant to Lender’s requirements and executed by a Responsible Officer of Borrower;

(i) No Default. No Default shall have occurred and be continuing, or would result from or after giving effect to such Advance;

(j) No Material Adverse Event. No Material Adverse Event has occurred and no circumstance exists that could reasonably be expected to result in a Material Adverse Event;

(k) Representations and Warranties. All of the representations and warranties contained in Section 6 and in the other Loan Documents shall be true and correct on and as of the date of such Advance with the same force and effect as if such representations and warranties had been made on and as of such date;

(l) Amendment to Subordinated Debt. An amendment to the Subordinated Debt including, without limitation, a consent to the First Amendment; and

(m) Additional Documentation. Lender shall have received such additional approvals, opinions, or documents as Lender or its legal counsel may reasonably request.

(e) Section 9.3 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

9.3 Debt Service Coverage. Borrower shall not permit, as of the last day of any fiscal quarter, the ratio of (a) Cash Available for Debt Service for Borrower and its Subsidiaries, on a consolidated basis, for the four (4) fiscal quarters ending on the last day of such fiscal quarter, to (b) Debt Service for Borrower and its Subsidiaries, on a consolidated basis, for the four (4) fiscal quarters immediately following the last day of such fiscal quarter, to be less than 1.25 to 1.0.

(f) Exhibit A to the Credit Agreement is hereby deleted in its entirety and replaced with Exhibit A attached hereto.

3. Amended and Restated Note. Borrower shall execute an Amended and Restated Promissory Note dated effective as of the date of this Amendment, payable to the order of Lender in the original principal amount of $10,000,000, and otherwise acceptable to Lender (the “Amended and Restated Term Note”), which Amended and Restated Term Note is an amendment, restatement, and increase, and not an extinguishment, of the Existing Note.

4. Amendments to Other Loan Documents.

(a) All references in the Loan Documents to the Credit Agreement shall henceforth include references to the Credit Agreement, as modified and amended hereby, and as may, from time to time, be further amended, modified, extended, renewed, and/or increased.

(b) All references in the Loan Documents to the Existing Note shall henceforth include references to the Amended and Restated Term Note, as modified and amended hereby, and as may, from time to time, be further amended, modified, extended, renewed, and/or increased.

(c) Any and all of the terms and provisions of the Loan Documents are hereby amended and modified wherever necessary, even though not specifically addressed herein, so as to conform to the amendments and modifications set forth herein.

5. Condition Precedent. This Amendment shall not be effective until (a) Lender receives fully executed copies of each document listed in Section 5.2 of the Credit Agreement (collectively, the “Amendment Documents”), each in form and substance acceptable to Lender in its sole discretion, (b) Lender receives, in immediately available funds, (i) a commitment fee in the amount of $21,334.33 (the “Additional Commitment Fee”), and (iii) the estimated fees and expenses of Lender’s counsel incurred in connection with this Amendment, (c) all representations and warranties set forth in this Amendment are true and correct, and (d) after giving effect to this Amendment, no Default (other than the Subject Defaults) exists.

6. Ratifications. Borrower (a) ratifies and confirms all provisions of the Loan Documents as amended by the Amendment Documents, (b) ratifies and confirms that all guaranties, assurances, and Liens granted, conveyed, or assigned to Lender under the Loan Documents are not released, reduced, or otherwise adversely affected by the Amendment Documents and continue to guarantee, assure, and secure full payment and performance of the present and future Obligations including, without limitation, under the Amended and Restated Term Note, and (c) agrees to perform such acts and duly authorize, execute, acknowledge, deliver, file, and record such additional documents, and certificates as Lender may request in order to create, perfect, preserve, and protect those guaranties, assurances, and Liens.

7. Confirmation. Borrower hereby confirms (a) the debts, duties, obligations, liabilities, rights, titles, security interests, liens, powers, and privileges existing by virtue of the Loan Documents, (b) that the indebtedness secured by each of the Loan Documents includes, among other indebtedness, the Obligations including, without limitation, under the Amended and Restated Term Note, and (c) that the Liens and security interests in the Collateral created under the Loan Documents secure, among other indebtedness, Borrower’s obligations under the Credit Agreement and each other Loan Document including, without limitation, under the Amended and Restated Term Note, and all modifications, amendments, renewals, extensions, and restatements thereof.

8. Representations. Borrower represents and warrants to Lender that as of the date of this Amendment: (a) the Amendment Documents have been duly authorized, executed, and delivered by Borrower; (b) no action of, or filing with, any governmental authority is required to authorize, or is otherwise required in connection with, the execution, delivery, and performance by Borrower of the Amendment Documents; (c) the Loan Documents, as amended by the Amendment Documents, are valid and binding upon Borrower, and are enforceable against Borrower in accordance with their respective terms, except as limited by debtor relief laws; (d) the execution, delivery, and performance by Borrower of the Amendment Documents do not require the consent of any other Person and do not and will not constitute a violation of any laws, agreements, or understandings to which Borrower is a party or by which Borrower is bound; (e) all representations and warranties in the Loan Documents are true and correct in all material respects immediately prior to, and after giving effect to, this Amendment; and (f) prior to and after giving effect to this Amendment, no Default exists.

9. Filed Dismissal. Borrower shall deliver to Lender, by no later than August 31, 2016, a copy of the Joint Stipulation For Dismissal With Prejudice with respect to Case No. 8:16-cv-408-T-30TGW as filed with the United States District Court Middle District of Florida Tampa Division. Borrower acknowledges and agrees that failure to deliver such filed document by August 31, 2016 shall be an Event of Default.

10. Consent to Subordinated Debt Amendment. Lender hereby consents to the transactions contemplated by the First Amendment to Credit Agreement, dated effective as of the date of this Amendment, by and between Borrower and CROWDOUT CAPITAL PLATFORM LLC, a Delaware limited liability company and successor to CrowdOut Capital LLC.

11. Miscellaneous. Unless stated otherwise (a) the singular number includes the plural and vice versa and words of any gender include each other gender, in each case, as appropriate, (b) headings and captions may not be construed in interpreting provisions, (c) this Amendment must be construed — and its performance enforced — under Texas law, (d) if any part of this Amendment is for any reason found to be unenforceable, all other portions of it nevertheless remain enforceable, and (e) this Amendment may be executed in any number of counterparts with the same effect as if all signatories had signed the same document, and all of those counterparts must be construed together to constitute the same document.

12. ENTIRETIES. THE CREDIT AGREEMENT AS AMENDED BY THIS AMENDMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES ABOUT THE SUBJECT MATTER OF THE CREDIT AGREEMENT AS AMENDED BY THIS AMENDMENT AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

13. Parties. This Amendment binds and inures to Borrower, Lender, and their respective successors and assigns.

[Remainder of Page Intentionally Left Blank; Signature Pages to Follow]

EXECUTED as of the date first stated above.

BORROWER:

CRYO-CELL INTERNATIONAL, INC., a Delaware corporation

By:	/s/ David Portnoy
Name: /s/ David Portnoy
Title: Chairman/Co-CEO

Signature Page to Amendment to Loan Agreement

LENDER:

TEXAS CAPITAL BANK, NATIONAL ASSOCIATION

By:	/s/ Chris Wheeler
Chris Wheeler
Senior Vice President

Signature Page to Amendment to Loan Agreement

EXHIBIT A

COMPLIANCE CERTIFICATE

FOR MONTH/QUARTER ENDED _______________________ (THE “SUBJECT PERIOD”)

LENDER:                           Texas Capital Bank, National Association

BORROWER:                     CRYO-CELL INTERNATIONAL, INC., a Delaware corporation

This Compliance Certificate (this “Certificate”) is delivered under the Credit Agreement (the “Credit Agreement”) dated as of May 20, 2016, by and between Borrower and Lender. Capitalized terms used in this Certificate shall, unless otherwise indicated, have the meanings set forth in the Credit Agreement. The undersigned hereby certifies to Lender as of the date hereof that: (a) he/she is the ___________________ of Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to Lender on behalf of Borrower; (b) he/she has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of Borrower during the Subject Period; (c) during the Subject Period, Borrower performed and observed each covenant and condition of the Loan Documents applicable to it and no Event of Default or Potential Default currently exists or has occurred which has not been cured or waived by Lender; (d) the representations and warranties of Borrower contained in Article VI of the Credit Agreement, and any representations and warranties of Borrower that are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Certificate, the representations and warranties contained in Section 6.2 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Section 7.1 of the Credit Agreement, including the statements in connection with which this Certificate is delivered; (e) the financial statements of Borrower attached to this Certificate were prepared in accordance with GAAP, and present, on a consolidated basis, fairly and accurately the financial condition and results of operations of Borrower and its Subsidiaries as of the end of and for the Subject Period; (f) the financial covenant analyses and information set forth below are true and accurate on and as of the date of this Certificate; and (g) the status of compliance by Borrower with certain covenants of the Credit Agreement at the end of the Subject Period is as set forth below:

In Compliance as of End of Subject Period (Please Indicate)
1.	Financial Statements and Reports

	(a) Provide annual audited FYE financial statements within 120 days after the last day of each fiscal year.	Yes	No

	(b) Provide quarterly financial statements within 45 days after the last day of each fiscal quarter.	Yes	No

	(c) Provide accounts receivable and payable aging within 45 days after the last day of each fiscal quarter.	Yes	No

	(d) Provide a quarterly Compliance Certificate within 45 days after the last day of each fiscal quarter.	Yes	No

	(e) Provide recurring revenue and enrollment report within 45 days after the last day of each fiscal quarter.	Yes	No

	(f) Provide annual operating budget within 60 days after the beginning of each fiscal year.	Yes	No

	(g) Provide annual tax returns within 30 days after filing.	Yes	No

Exhibit A to First Amendment to Loan Agreement

	(h) Provide other required reporting timely.	Yes	No

2.	Subsidiaries

	None, except as listed on Schedule 6.13.	Yes	No

3.	Debt

	None, except Debt permitted by Section 8.1 of the Credit Agreement.	Yes	No

4.	Liens

	None, except Liens permitted by Section 8.2 of the Credit Agreement.	Yes	No

5.	Acquisitions and Mergers

	None, except those permitted by Section 8.3 of the Credit Agreement.	Yes	No

6.	Dividends and Stock Repurchase

None, except as permitted by Section 8.4 of the Credit Agreement. (if applicable, Dollar amount during Subject Period: (a) Stock repurchases — $____________

(b) All other dividends and distributions — $___________)

		Yes	No

7.	Loans and Investments

	None, except those permitted by Section 8.5 of the Credit Agreement.	Yes	No

8.	Issuance of Equity

	None, except issuances permitted by Section 8.6 of the Credit Agreement.	Yes	No

9.	Affiliate Transactions

	None, except transactions permitted by Section 8.7 of the Credit Agreement.	Yes	No

10.	Dispositions of Assets

	None, except dispositions permitted by Section 8.8 of the Credit Agreement.	Yes	No

11.	Sale and Leaseback Transactions

	None, except transactions permitted by Section 8.9 of the Credit Agreement.	Yes	No

12.	Payment of Subordinated Debt

	None, except prepayments permitted by Section 8.10 of the Credit Agreement.	Yes	No

13.	Changes in Nature of Business

	None, except changes permitted by Section 8.11 of the Credit Agreement.	Yes	No

14.	Environmental Protection

	No activity likely to cause violations of Environmental Laws or create any Environmental Liabilities.	Yes	No

15.	Changes in Fiscal Year; Accounting Practices

	None, except transactions permitted by Section 8.13 of the Credit Agreement.	Yes	No

16.	No Negative Pledge

	None, except those permitted by Section 8.14 of the Credit Agreement.	Yes	No

Signature Page to Amendment to Loan Agreement

17.	Leverage Ratio

	Maximum of 3.0 to 1.00 (Defined as Debt divided by Adjusted EBITDA). _____________ ÷ _________________ = ____________ Debt Adjusted EBITDA	Yes	No

18.	Debt Service Coverage Ratio (DSC)

	Minimum of 1.25 to 1.00 (Defined as Cash Available for Debt Service divided by Debt Service; calculated on a rolling 4 quarter basis).	Yes	No

DSC = ________________________ ÷ Cash Available for Debt Service

( ______________ + ________________ ) = ___________ Scheduled principal Cash Interest Expense payments on all Debt

19.	Minimum Unrestricted Cash

	Minimum of $2,000,000	Yes	No

Unrestricted Cash and Securities = $ __________

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of _____________________, _____.

CRYO-CELL INTERNATIONAL, INC., a Delaware corporation

By:
Name:
Title:

Signature Page to Amendment to Loan Agreement